Exhibit (c)(2) S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Presentation to the Board of Directors December 23, 2019Exhibit (c)(2) S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Presentation to the Board of Directors December 23, 2019

C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. J.P. Morgan acts as a financial adviser for the Company and its board for the proposed transaction but not for the special committee formed by the board of the Company to verify the fairness of the proposed transaction to the minority public shareholders of the Company. Therefore, this presentation or any information or analysis contained herein is not intended to be and shall not be relied on or be used as a basis for its evaluation of the proposed transaction by the special committee of the Company. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. income and franchise tax treatment and the U.S. income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. income or franchise tax strategy, if any, provided to the Company by J.P. Morgan or its affiliates. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC (member, NYSE), J.P. Morgan Securities plc, authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and their investment banking affiliates. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2019 JPMorgan Chase & Co. All rights reserved.C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. J.P. Morgan acts as a financial adviser for the Company and its board for the proposed transaction but not for the special committee formed by the board of the Company to verify the fairness of the proposed transaction to the minority public shareholders of the Company. Therefore, this presentation or any information or analysis contained herein is not intended to be and shall not be relied on or be used as a basis for its evaluation of the proposed transaction by the special committee of the Company. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. income and franchise tax treatment and the U.S. income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. income or franchise tax strategy, if any, provided to the Company by J.P. Morgan or its affiliates. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC (member, NYSE), J.P. Morgan Securities plc, authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and their investment banking affiliates. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2019 JPMorgan Chase & Co. All rights reserved.

CONFIDENTIAL

Executive summary

Overview and timeline

- On November 18, 2019 LINE Corporation ("LINE"), Z Holdings Corporation ("ZHD"), NAVER Corporation ("NAVER"), and SoftBank Corporation ("SoftBank") announced that they have entered into a Memorandum of Understanding ("MOU") on LINE's going-private acquisition by NAVER and SoftBank, and its subsequent merger with ZHD
  - On the same date, LINE also received a non-binding joint initial offer of JPY 5,200 per share from NAVER and SoftBank on the tender offer of LINE
  - Prior to the announcement, there was a leak by Nikkei and other new sources on November 13, 2019 on the potential merger between LINE and ZHD
- The definitive agreement has been signed on December 23, 2019 and, among other things, the tender offer price has been agreed to be JPY 5,380
- J.P. Morgan is acting as a financial adviser for LINE and its board for the proposed transaction but is not acting as a financial advisor for the special committee formed by the board. The special committee has retained its own financial advisor
- As requested by LINE, J.P. Morgan has evaluated the fairness, based on the information as of the date hereof, from a financial point of view, to the holders (excluding NAVER and SoftBank as well as their affiliates) of common stock of LINE on the consideration to be paid in Japanese Yen to such holders in the proposed tender offer
- The tender offer will be launched in a later stage when all regulatory clearances have been obtained

LINE business segments

Core	■ Projected to provide a stable level of earnings through its media and advertisement businesses ■ Utilizes the LINE messaging platform to provide a wide variety of services and advertisement
Strategic	■ Projected to drive LINE's growth, centered around LINE Pay (FinTech)

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Valuation summary

TOB price: JPY 5,380

		Price per share (JPY)[1]	Implied EBITDA multiple (FY2021/12E)[2]			Premium of TOB price[5] against each calculated price		
DCF	LINE	4,371 – 5,199 – 6,414	42.4x	50.6x	62.6x	23.1%	3.5%	(16.1)%
Market price	Latest undisturbed share price (11/13/2019)[3]	4,585		44.5x			17.3%	
Market price	Last 1 month average[4]	4,085		39.6x			31.7%	
Market price	Last 3 months average[4]	3,934		38.1x			36.8%	
Market price	Last 6 months average[4]	3,570		34.5x			50.7%	
Market price	Last 52 weeks low-high[4]	2,925 – 4,585	28.4x		44.5x	83.9%		17.3%
(For reference purposes only) Research Analysts' Target Price	Research Analysts' Target Price of LINE (Prior to 11/13/2019)	1,950 – 3,650 – 5,200	19.0x	35.3x	50.6x	175.9%	47.4%	3.5%

Source: LINE standalone business plan, FactSet (as of 12/20/2019), Broker reports

Note: In the case that conversion price of LINE's existing convertible bond (2023 and 2025) are adjusted to JPY5,750 and JPY5,549 due to LINE's delisting, assuming the Relevant Event Date (as defined in the Offering Circular for the LINE's dual tranche Zero Coupon Convertible Bonds) is July 2020, and all CBs excluding those owned by NAVER are converted, the range changes to: 4,371 – 5,199– 6,350

[1] Based on fully diluted shares calculated by treasury stock method

[2] Based on LINE standalone business plan

[3] Last date of the undisturbed share price prior to the leak on the evening of 11/13/2019

[4] Based on the date of the last undisturbed share price on 11/13/2019

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Analysis at various prices

Premium against market price

Market Price		Latest undisturbed[1]	Last 1 month average[2]	Last 3 month average[2]	Last 6 month average[2]
	(JPY)	4,585	4,085	3,934	3,570
	5,000	9.1%	22.4%	27.1%	40.0%
	5,250	14.5%	28.5%	33.4%	47.0%
TOB price	5,380	17.3%	31.7%	36.8%	50.7%
	5,500	20.0%	34.6%	39.8%	54.0%
	5,750	25.4%	40.8%	46.2%	61.0%

(For reference purposes only) Historical take private premium paid by parent companies in their acquisition of their listed subsidiaries[3]

			Premium against market price			
Announced	Acquirer	Target	Latest undisturbed	Last 1 month avg.	Last 3 month avg.	Last 6 month avg.
8/6/2019	Takamatsu Construction Group	Asunaro Aoki Construction	53.9%	44.9%	45.1%	33.7%
10/26/2018	ORIX Corporation	Daikyo Incorporated	28.7%	34.5%	32.7%	25.8%
10/15/2018	NTT-SH	NTT Urban Development	28.6%	31.6%	39.2%	39.8%
3/17/2017	Sumitomo Realty & Development	Sumitomo Real Estate Sales	23.2%	24.2%	30.1%	38.1%
1/30/2014	NEC Corporation	NEC Fielding	35.2%	30.6%	36.3%	35.9%
2/26/2013[4]	KDDI Corporation / NJ Corporation	Jupiter Telecommunications	48.7%	54.1%	55.8%	51.8%
2/8/2011	SECOM	SECOM Techno Service	24.1%	27.2%	32.6%	36.7%
		Average	34.6%	35.3%	38.8%	37.4%
		Median	28.7%	31.6%	36.3%	36.7%

Source: LINE standalone business plan, FactSet (as of 12/20/2019)
[1] Last date of the undisturbed share price prior to the leak on the evening of 11/13/2019
[2] Based on the date of the last undisturbed share price on 11/13/2019
[3] Completed take private transactions by parent companies of listed subsidiaries in the past 10 years (Jan. 2010 – Nov. 2019, excluding transactions with total purchase price below JPY10.0bn) executed through a domestic TOB, in which the acquirers held more than two thirds of the voting rights prior to the TOB announcement
[4] Premiums for the revised TOB price of JPY 123,000, calculated based on the last undisturbed price on 10/19/2012. Premiums based on the initially announced TOB price of JPY 110,000 are as follows: Latest undisturbed: 33.3%, last 1 month average: 37.8%, last 3 month average: 39.3%, last 6 month average: 35.8%

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Sum-of the Parts analysis (DCF)

(Ref)	Market cap[4]	Share price (JPY)
11/13/2019	11,190	4,585

Implied share price (JPY)[4]		
4,371	5,199	6,414



(JPY100mm)
13,254
10,802
9,163
2,380
1,801
1,381
268
250
234
(219)
96
15,779
12,731
10,655
Core
Strategic
NOL NPV[1]
Net debt and minority interest[2]
Demae-can (20%)[3] EqV
Equity value

Discount rate	6.0%~7.0%	10.5%~12.5%	10.5%~12.5%
Perpetuity growth rate	1.0%~2.0%	1.0%~2.0%	1.0%~2.0%

Source: LINE standalone business plan, FactSet (as of 12/20/2019)

[1] Net Operating Loss incurred in Japan by LINE Strategic segment. NPV calculated using the strategic discount rate and perpetuity growth rate and based on Japanese tax rules

[2] Net debt from LINE VDR, adjusted for accumulated cash flow between 7/1/2019 and 12/31/2020. The value of LINE's stake in Demae-can on LINE's balance sheet is removed from other financial assets

[3] Equity method affiliate. Shows the market cap. attributed to LINE (20%). Book value removed from the financial assets adjustment for the balance sheet

[4] Based on fully diluted shares calculated by treasury stock method

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C O N F I D E N T I A L Summary of discounted cash flow (Core) Projection Extrapolation (JPY 100mm) 2020/12 2021/12 2022/12 2023/12 2024/12 2025/12 2026/12 2027/12 2028/12 2029/12 Terminal Sales 2,122 2,304 2,466 2,590 2,677 2,757 2,829 2,893 2,947 2,991 3,036 % growth 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% 1.5% EBITDA 537 660 751 825 867 892 916 936 954 968 983 % sales 25.3% 28.6% 30.5% 31.9% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% -) D&A (83) (90) (97) (102) (108) (98) (96) (95) (93) (90) (92) % sales 3.9% 3.9% 3.9% 3.9% 4.0% 3.5% 3.4% 3.3% 3.1% 3.0% 3.0% EBIT 454 569 654 723 758 795 819 842 861 878 891 % sales 21.4% 24.7% 26.5% 27.9% 28.3% 28.8% 29.0% 29.1% 29.2% 29.4% 29.4% Tax Expense (139) (174) (200) (221) (232) (243) (251) (258) (264) (269) (273) % tax rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT 315 395 454 502 526 552 569 584 597 609 618 +) D&A 83 90 97 102 108 98 96 95 93 90 92 % capex 82.5% 75.4% 81.0% 94.7% 120.4% 116.1% 111.8% 107.5% 103.3% 99.0% 99.0% -) Capex (100) (120) (120) (108) (90) (84) (86) (88) (90) (91) (93) % sales 4.7% 5.2% 4.9% 4.2% 3.4% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% +/-) Change in NWC (7) (2) 2 1 3 3 2 1 0 – – % Δsales 4.1% 0.8% (1.1)% (1.0)% (4.0)% (3.2)% (2.4)% (1.6)% (0.8)% 0.0% 0.0% FCF 290 364 433 497 548 568 580 592 601 608 617 Firm Value Perpetuity growth rate % 1.0% 1.5% 2.0% 6.00% 11,013 12,009 13,254 Discount rate 6.50% 10,003 10,802 11,777 7.00% 9,163 9,814 10,596 Source: LINE standalone business plan 5C O N F I D E N T I A L Summary of discounted cash flow (Core) Projection Extrapolation (JPY 100mm) 2020/12 2021/12 2022/12 2023/12 2024/12 2025/12 2026/12 2027/12 2028/12 2029/12 Terminal Sales 2,122 2,304 2,466 2,590 2,677 2,757 2,829 2,893 2,947 2,991 3,036 % growth 8.9% 8.6% 7.0% 5.0% 3.4% 3.0% 2.6% 2.2% 1.9% 1.5% 1.5% EBITDA 537 660 751 825 867 892 916 936 954 968 983 % sales 25.3% 28.6% 30.5% 31.9% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% 32.4% -) D&A (83) (90) (97) (102) (108) (98) (96) (95) (93) (90) (92) % sales 3.9% 3.9% 3.9% 3.9% 4.0% 3.5% 3.4% 3.3% 3.1% 3.0% 3.0% EBIT 454 569 654 723 758 795 819 842 861 878 891 % sales 21.4% 24.7% 26.5% 27.9% 28.3% 28.8% 29.0% 29.1% 29.2% 29.4% 29.4% Tax Expense (139) (174) (200) (221) (232) (243) (251) (258) (264) (269) (273) % tax rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT 315 395 454 502 526 552 569 584 597 609 618 +) D&A 83 90 97 102 108 98 96 95 93 90 92 % capex 82.5% 75.4% 81.0% 94.7% 120.4% 116.1% 111.8% 107.5% 103.3% 99.0% 99.0% -) Capex (100) (120) (120) (108) (90) (84) (86) (88) (90) (91) (93) % sales 4.7% 5.2% 4.9% 4.2% 3.4% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0% +/-) Change in NWC (7) (2) 2 1 3 3 2 1 0 – – % Δsales 4.1% 0.8% (1.1)% (1.0)% (4.0)% (3.2)% (2.4)% (1.6)% (0.8)% 0.0% 0.0% FCF 290 364 433 497 548 568 580 592 601 608 617 Firm Value Perpetuity growth rate % 1.0% 1.5% 2.0% 6.00% 11,013 12,009 13,254 Discount rate 6.50% 10,003 10,802 11,777 7.00% 9,163 9,814 10,596 Source: LINE standalone business plan 5

C O N F I D E N T I A L Summary of discounted cash flow (Strategic) Projection Extrapolation (JPY 100mm) 2020/12 2021/12 2022/12 2023/12 2024/12 2025/12 2026/12 2027/12 2028/12 2029/12 Terminal Sales 454 838 1,262 1,707 1,995 2,270 2,514 2,706 2,830 2,872 2,915 % growth 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% 1.5% EBITDA (571) (406) (190) 85 236 328 430 534 633 718 729 % sales N/M N/M N/M 5.0% 11.8% 14.5% 17.1% 19.7% 22.4% 25.0% 25.0% -) D&A (46) (62) (70) (77) (83) (74) (77) (78) (76) (71) (72) % sales 10.0% 7.4% 5.6% 4.5% 4.2% 3.3% 3.1% 2.9% 2.7% 2.5% 2.5% EBIT (617) (468) (260) 9 153 254 353 456 557 647 657 % sales N/M N/M N/M 0.5% 7.7% 11.2% 14.0% 16.9% 19.7% 22.5% 22.5% Tax Expense – – – (3) (47) (78) (108) (140) (171) (198) (201) 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% % tax rate NOPAT (617) (468) (260) 6 106 177 245 317 387 449 456 +) D&A 46 62 70 77 83 74 77 78 76 71 72 % capex 45.5% 77.6% 87.6% 106.6% 138.3% 130.4% 122.6% 114.7% 106.9% 99.0% 99.0% -) Capex (100) (80) (80) (72) (60) (57) (63) (68) (71) (72) (73) % sales 22.0% 9.5% 6.3% 4.2% 3.0% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% +/-) Change in NWC 9 (42) (44) (65) (34) (26) (17) (9) (3) – – % Δsales (7.0)% 10.9% 10.5% 14.7% 11.8% 9.5% 7.1% 4.7% 2.4% 0.0% 0.0% FCF (662) (528) (314) (55) 95 168 242 317 389 448 455 Firm Value Perpetuity growth rate % 1.0% 1.5% 2.0% 10.5% 2,045 2,203 2,380 Discount rate 11.5% 1,678 1,801 1,938 12.5% 1,381 1,479 1,587 Source: LINE standalone business plan 6C O N F I D E N T I A L Summary of discounted cash flow (Strategic) Projection Extrapolation (JPY 100mm) 2020/12 2021/12 2022/12 2023/12 2024/12 2025/12 2026/12 2027/12 2028/12 2029/12 Terminal Sales 454 838 1,262 1,707 1,995 2,270 2,514 2,706 2,830 2,872 2,915 % growth 39.4% 84.6% 50.7% 35.2% 16.9% 13.8% 10.7% 7.6% 4.6% 1.5% 1.5% EBITDA (571) (406) (190) 85 236 328 430 534 633 718 729 % sales N/M N/M N/M 5.0% 11.8% 14.5% 17.1% 19.7% 22.4% 25.0% 25.0% -) D&A (46) (62) (70) (77) (83) (74) (77) (78) (76) (71) (72) % sales 10.0% 7.4% 5.6% 4.5% 4.2% 3.3% 3.1% 2.9% 2.7% 2.5% 2.5% EBIT (617) (468) (260) 9 153 254 353 456 557 647 657 % sales N/M N/M N/M 0.5% 7.7% 11.2% 14.0% 16.9% 19.7% 22.5% 22.5% Tax Expense – – – (3) (47) (78) (108) (140) (171) (198) (201) 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% % tax rate NOPAT (617) (468) (260) 6 106 177 245 317 387 449 456 +) D&A 46 62 70 77 83 74 77 78 76 71 72 % capex 45.5% 77.6% 87.6% 106.6% 138.3% 130.4% 122.6% 114.7% 106.9% 99.0% 99.0% -) Capex (100) (80) (80) (72) (60) (57) (63) (68) (71) (72) (73) % sales 22.0% 9.5% 6.3% 4.2% 3.0% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5% +/-) Change in NWC 9 (42) (44) (65) (34) (26) (17) (9) (3) – – % Δsales (7.0)% 10.9% 10.5% 14.7% 11.8% 9.5% 7.1% 4.7% 2.4% 0.0% 0.0% FCF (662) (528) (314) (55) 95 168 242 317 389 448 455 Firm Value Perpetuity growth rate % 1.0% 1.5% 2.0% 10.5% 2,045 2,203 2,380 Discount rate 11.5% 1,678 1,801 1,938 12.5% 1,381 1,479 1,587 Source: LINE standalone business plan 6

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Discount rate analysis (Core)

Discount rate summary

Risk free rate[1]		(0.11%)	
Equity risk premium[2]	6.50%	—	7.50%
Levered beta	0.90	—	1.10
Cost of equity	**5.7%**	—	**8.1%**
Pre-tax cost of debt		1.0%	
Post-tax cost of debt		0.7%	
Debt/total cap target		5.0%	
Calculated discount rate	**5.5%**	—	**7.8%**
Selected discount rate	**6.0%**	—	**7.0%**

Capital structure benchmarks

Company	Market cap (JPY100mm)	Debt/ total cap	Levered beta Barra	Levered beta Hist.
LINE[3]	11,190	15.4%	0.850	1.385
Media/Ads				
Twitter Inc	29,984	12.8%	1.219	1.353
NAVER[3]	21,397	5.4%	0.944	0.675
Kakao Corp	11,515	5.4%	0.933	0.851
Mean		**7.8%**	**1.032**	**0.960**
Median		**5.4%**	**0.944**	**0.851**

Source: FactSet (LINE and NAVER as of 11/13/2019, Twitter Inc and Kakao Corp as of 12/20/2019), Barra (as of 11/29/2019), J.P. Morgan estimates
Note: Market data as of 11/13/2019 (FX rate US$1= JPY108.74, KRW 1=JPY0.09) and as of 12/20/2019 (FX rate US$1= JPY109.46, KRW 1=JPY0.09)
[1] Japan 10-year treasury bond yield as of 11/20/2019
[2] Equity risk premium as of 11/20/2019
[3] Barra beta as of 10/31/2019

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Discount rate analysis (Strategic)

Discount rate summary

Risk free rate[1]		(0.11%)	
Equity risk premium[2]	6.50%	—	7.50%
Levered beta	1.60	—	1.70
Cost of equity	**10.3%**	—	**12.6%**
Pre-tax cost of debt		1.0%	
Post-tax cost of debt		0.7%	
Debt/total cap target		0.0%	
Calculated discount rate	**10.3%**	—	**12.6%**
Selected discount rate	**10.5%**	—	**12.5%**

Capital structure benchmarks

Company	Market cap (JPY100mm)	Debt/ total cap	Levered beta Barra	Levered beta Hist.
LINE[3]	11,190	15.4%	0.850	1.385
Point-of-Sale				
Square Inc	32,486	3.5%	1.701	1.952
Pagseguro Digital Ltd	11,913	0.0%	1.650	1.318
Mean		**1.7%**	**1.676**	**1.635**
Median		**1.7%**	**1.676**	**1.635**

Source: FactSet (LINE as of 11/13/2019, Square Inc and Pagseguro Digital Ltd as of 12/20/2019), Barra (as of 11/29/2019), J.P. Morgan estimates
Note: Market data as of 11/13/2019 (FX rate US$1= JPY108.74) and as of 12/20/2019 (FX rate US$1= JPY109.46)
[1] Japan 10-year treasury bond yield as of 11/20/2019
[2] Equity risk premium as of 11/20/2019
[3] Barra beta as of 10/31/2019

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J.P.Morgan

C O N F I D E N T I A L Agenda Page 1 Appendix 9C O N F I D E N T I A L Agenda Page 1 Appendix 9

CONFIDENTIAL

Historical share price of LINE

Share price since LINE's IPO


Volume (RHS)
LINE
TOPIX
Earnings call
(JPY)
('000)
7,000
6,000
5,000
4,000
3,000
2,000
1,000
8,000
6,000
4,000
2,000
0
9/04/2018:
CB issuance
(JPY148bn)
11/27/2018:
LINE's alliance with
Tencent and Mizuho
Financial Group
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
4Q
1Q
2Q
3Q
Jul-16
Nov-16
Apr-17
Aug-17
Jan-18
May-18
Sep-18
Feb-19
Jun-19
Nov-19

Share price from May, 2019


(JPY)
('000)
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
8,000
6,000
4,000
2,000
0
11/18/2019:
MOU announcement
11/13/2019:
(After market close)
Media speculations
over the transactions
TOB price
JPY 5,380
JPY 5,260
10/4/2019:
Shukan Bunshun, a
Japanese gossip magazine,
mentions that SoftBank is
interested in acquiring LINE
2Q
3Q
May-19
Jul-19
Sep-19
Dec-19

Source: FactSet (as of 12/20/2019), Company filings, Broker reports, News
Note: TOPIX indexed to LINE share price as of 7/15/2016

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J.P.Morgan